SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)        June 26, 1997

                           LAWTER INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

                   1-7558                          36-1370818
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            (Commission File No.)   (IRS Employer Identification No.)

                990 Skokie Boulevard, Northbrook, Illinois 60062
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                    (Address of Principal Executive Offices)


                                  847/498-4700
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              (Registrant's telephone number, including area code)


                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)



                               Page 1 of 19 pages


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Item 5. Other Events.

On June 26, 1997, Lawter International, Inc. ("Lawter") and Hach Company ("Hach") entered into a Purchase and Standstill Agreement and Mutual Release (the "Agreement") pursuant to which Lawter agreed to sell all of its 3,157,220 shares of Hach Common Stock (the "Lawter Shares"), which constitute approximately 27.8% of the issued and outstanding shares of Common Stock of Hach, and Hach agreed to purchase the Lawter Shares, for a purchase price of $19 per share or a total of $59,987,180 for all of the Lawter Shares (the "Purchase Price"). The closing of the transaction is scheduled to take place on or prior to July 8, 1997 (the "Closing Date"), subject to certain customary closing conditions. A copy of the Agreement is set forth as Exhibit 99.2 to this Report and is incorporated herein by this reference.
The Agreement provides that, for a period of ten years, Lawter shall be subject to certain standstill provisions relating to Hach. Such provisions include, but are not limited to, Lawter's agreement not to (a) acquire, directly or indirectly, any beneficial ownership of any common stock or other securities of Hach; (b) participate in any "solicitation" of "proxies" as defined in Rule 14a-1 of the Exchange Act of 1934; (c) make any statement or proposal with respect to a merger, sale or transfer of assets, recapitalization or other extraordinary corporate transaction with regard to Hach; or (d) seek to exercise control over Hach.
The Agreement allows for an adjustment to the Purchase Price in the event there is a Change of Control of Hach (as defined in the Agreement) on or prior to September 30, 1998 and as a result of such Change of Control any stockholder of Hach receives cash of more than $19 per share for their Common Stock of Hach.
At the closing of any such transaction, Hach will pay to Lawter in cash an amount equal to (x) the difference between the greatest amount per share received by the stockholders of Hach in such transaction and the amount of the Purchase Price paid per share for the Lawter Shares pursuant to the Agreement times (y) 3,157,220.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The exhibits to this report are listed in the Exhibit Index included elsewhere herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 27, 1997

                                       LAWTER INTERNATIONAL, INC.


                               By:     /s/ John P. O'Mahoney
                                       John P. O'Mahoney
                                       Chairman and Chief Executive Officer


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                           LAWTER INTERNATIONAL, INC.
                                  Exhibit Index

                                                                  Sequential
                                                                     Page
Number and Description of Exhibit*                                  Number

        99.1    Press release dated June 26, 1997.                      5

        99.2    Purchase and Standstill Agreement and Mutual
                Release, dated June 26, 1997.                           6

*Exhibits not listed are inapplicable.